UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2009

VELOCITY EXPRESS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 24, 2009, Velocity Express Corporation, a Delaware corporation (the “Company”) and all of its United States subsidiaries (collectively with the Company, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ComVest Velocity Acquisition I, LLC, a Delaware limited liability company (the “Purchaser”) pursuant to which the Purchaser will purchase substantially all of the assets of the Sellers for an aggregate purchase price of $9,773,740 evidenced by the Credit Bid (as defined in the Asset Purchase Agreement) plus the outstanding Obligations under the DIP Credit Agreement and the Burdale Credit Agreement (as defined in the Asset Purchase Agreement), Determined Cure Costs (as defined in the Asset Purchase Agreement) and cash in an amount equal to $50,000.  The Purchaser will assume certain liabilities from the Sellers associated with the purchased assets and pay cure costs of assumed contracts subject to a $250,000 cap (such transactions, collectively, the “Asset Purchase”).

The Asset Purchase Agreement contemplates that the Sellers will file petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Asset Purchase Agreement also contains covenants of the Sellers and Purchaser, including, among others, an agreement by the Sellers to use their best efforts to obtain the entry of an order of the Bankruptcy Court approving certain auction and sale procedures, the break-up fee and the expense reimbursement (the “Bidding Procedures Order”).

The Asset Purchase will be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid.  The Asset Purchase Agreement calls for the Sellers pay a break up fee equal to approximately $600,000 in certain circumstances, including the consummation of an acquisition of the purchased assets by another bidder.  In the event that the Sellers breach the Asset Purchase Agreement or consummate a transaction with another bidder, the Asset Purchase Agreement also provides for expense reimbursement of the Purchaser’s reasonable expenses incurred in connection with the Asset Purchase and the bankruptcy case, up to a maximum of $250,000.

The obligations of the Sellers and Purchaser to complete the Asset Purchase are subject to a number of closing conditions, including, among others, approval of the Bankruptcy Court, obtaining certain third-party consents, the material accuracy of the representations and warranties of the parties, material compliance by the parties with their obligations under the Asset Purchase Agreement, the absence of any proceedings under Chapter 7 of the Bankruptcy Code, and the absence of a material adverse change with respect to the Sellers since the date of the Asset Purchase Agreement.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to such Asset Purchase Agreement, which is filed herewith as Exhibit 2.1.

The Asset Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Sellers.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties thereto in connection with the execution of the Asset Purchase Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 1.03    Bankruptcy or Receivership

On September 24, 2009 (the “Petition Date”), the Sellers filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court in the District of Delaware seeking relief under the provisions of the Bankruptcy Code (the “Bankruptcy Case”).  During the pendency of the Bankruptcy Case, the Sellers intend to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Subject to the approval of the Bankruptcy Court, on September 24, 2009, the Sellers entered into a Postpetition Agreement (the “DIP Agreement”) with Burdale Capital Finance, Inc. (“Burdale”), as administrative agent (the “Agent”) and lender, to provide liquidity to the Sellers for use of the operation of Sellers’ business during the Bankruptcy Case pending the sale of substantially all of the Sellers’ assets.  The DIP Agreement modifies the Loan and Security Agreement among certain of the Sellers and certain of their subsidiaries as borrowers and guarantors, and Burdale as the Agent and the lender, dated as of March 13, 2009, (the “Loan and Security Agreement”), as amended by Amendment No. 1 to Loan and Security Agreement, dated as of May 12, 2009 (“Amendment No. 1” and, the Loan and Security Agreement as amended thereby, the “Loan Agreement”, and as further amended by the DIP Agreement, the “DIP Facility”).  The DIP Facility provides the Sellers with up to a $14 million revolving line of credit, whereas the maximum amount of advances under the Loan Agreement was limited to $12 million.  The obligations of the borrowers and the guarantors under the DIP Facility are joint and several and are secured by substantially all of the assets of the borrowers and guarantors.

The interest rate applicable to revolving loans made under the DIP Facility will bear a per annum interest rate equal to the sum of 6% plus the base rate under the Loan Agreement.  The base rate is the highest of: (a) rate of interest announced from time to time by JPMorgan Chase Bank as its prime rate, (b) the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, plus one-half of one percentage point, (c) the London Interbank Offered Rate for a one month interest period plus one percentage point and (d) 4.25%.

In addition to paying interest on outstanding borrowings under the DIP Facility, the borrowers are also required to pay a letter of credit fee that accrues at a rate equal to 6% per annum multiplied by the average daily balance of the undrawn amount of all outstanding letters of credit and a fee on the unutilized portion of the revolver equal to 1.0% per annum. The borrowers paid a closing fee of $175,000 and are also required to pay certain fees, costs and expenses of Burdale arising in connection with the DIP Facility and the related documents, transactions and agreements.

The DIP Facility contains a number of customary covenants that, among other things, restrict the borrowers’ and guarantors’ ability to incur additional debt, create liens on assets, sell assets, pay dividends, engage in mergers and acquisitions, change the business conducted by the borrowers or guarantors, or engage in transactions with affiliates.  The DIP Facility also includes specified financial covenants.

The foregoing description of the DIP Facility does not purport to be complete, and is qualified in its entirety by reference to the Loan Agreement, Amendment No. 1 and the DIP Agreement, which are filed as exhibits hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 8.01    Other Events.

In connection with the execution of the Asset Purchase Agreement and the filing of the Bankruptcy Case above, on September 24, 2009, the Company issued a press release.  The press release is attached hereto as Exhibit 99.4.

Item 9.01    Financial Statements and Exhibits.

2.1*
Asset Purchase Agreement, dated as of September 24, 2009, among Velocity Express Corporation, a Delaware corporation, Velocity Express, Inc., a Delaware corporation, Velocity Express Leasing, Inc., a Delaware corporation, CD&L, Inc., a Delaware corporation, and certain other direct and indirect subsidiaries of Velocity Express Corporation listed on Schedule 1 thereto.

99.1
Loan and Security Agreement dated as of March 13, 2009, among Velocity Express Corporation, the subsidiaries thereof party thereto, and Burdale Capital Finance, Inc. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed March 19, 2009).

99.2	Amendment No. 1 to Loan and Security Agreement, dated as of May 12, 2009, among Velocity Express Corporation, the subsidiaries thereof party thereto, and Burdale Capital Finance, Inc.

99.3
Postpetition Agreement, dated as of September 24, 2009, among Velocity Express Corporation, the subsidiaries thereof party thereto, the lenders from time to time party thereto, and Burdale Capital Finance, Inc., as administrative agent for the lenders.

99.4	Press release, dated September 24, 2009.

______________________
*
Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo, Esq.
Title:	General Counsel

Date: September 24, 2009

Exhibits

2.1*
Asset Purchase Agreement, dated as of September 24, 2009, among Velocity Express Corporation, a Delaware corporation, Velocity Express, Inc., a Delaware corporation, Velocity Express Leasing, Inc., a Delaware corporation, CD&L, Inc., a Delaware corporation, and certain other direct and indirect subsidiaries of Velocity Express Corporation listed on Schedule 1 thereto.

99.1
Loan and Security Agreement dated as of March 13, 2009, among Velocity Express Corporation, the subsidiaries thereof party thereto, and Burdale Capital Finance, Inc. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed March 19, 2009).

99.2	Amendment No. 1 to Loan and Security Agreement, dated as of May 12, 2009, among Velocity Express Corporation, the subsidiaries thereof party thereto, and Burdale Capital Finance, Inc.

99.3
Postpetition Agreement, dated as of September 24, 2009, among Velocity Express Corporation, the subsidiaries thereof party thereto, the lenders from time to time party thereto, and Burdale Capital Finance, Inc., as administrative agent for the lenders.

99.4	Press release, dated September 24, 2009.

______________________
*
Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.